                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  August 20, 1997



                             JONES INTERCABLE, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



      Colorado                        1-9953                84-0613514
      --------                        ------                ----------
(State of Organization)       (Commission File No.)        (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309            (303) 792-3111
---------------------------------------------            --------------
(Address of principal executive office and Zip Code       (Registrant's
                                                          telephone no.
                                                       including area code)
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Item 5.  Other Events
         ------------

         Pursuant to the effective Registration Statement on Form S-3 (No. 33-62537) of Jones Intercable, Inc. (the "Company") allowing the Company to sell shares of the Company's Class A Common Stock, the Company has agreed to sell 8,000,000 shares of its Class A Common Stock. The net proceeds to the Company from the sale will be $79,600,000 after payment of estimated expenses (assuming no exercise of the Underwriters' over-allotment option).

         The Company will use the net proceeds of the offering, together with amounts borrowed under the Company's credit facilities, to acquire the cable television system serving areas in and around Independence, Missouri (the "Independence System") during the third quarter of 1997. Pending the use of the net proceeds to acquire the Independence System, such proceeds will be held in a separate account and may be invested in money market or other short-term, interest bearing, investment-grade instruments.

         The terms and conditions of the offering are set forth in the Company's Prospectus Supplement dated August 20, 1997 to the Prospectus dated November 27, 1995 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) promulgated under the Securities Act of 1933, as amended.


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Item 7.  Financial Statements and Exhibits
         ---------------------------------

a.   Not applicable.

b.   Not applicable.

c.   Exhibits.

     1.1 Underwriting Agreement among the Company, Lehman Brothers Inc. and Donaldson Lufkin & Jenrette Securities Corporation, as representatives of the several Underwriters.

     5.1  Opinion regarding legality.

                                       3
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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JONES INTERCABLE, INC.,
                                    a Colorado corporation


Dated:  August 20, 1997             By:  /s/ Elizabeth M. Steele
                                         -----------------------
                                         Elizabeth M. Steele
                                         Vice President, General
                                         Counsel and Secretary



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